As filed with the Securities and Exchange Commission on April 30, 1999.
                               File No. 811-07363
   -----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM N-1A

                            REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940


                                Amendment No. 5/x/


                                GROWTH PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                          11 Greenway Plaza, Suite 100,
                              Houston, Texas 77046

                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 713-626-1919

                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                          11 Greenway Plaza, Suite 100,
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

   -----------------------------------------------------------------------

                                EXPLANATORY NOTE

   This Amendment to the Registration Statement of Growth Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                GROWTH PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

   This registration statement of Growth Portfolio contains the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A

      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement of Growth Portfolio (the "Master Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 47 to the Registration Statement of AIM Growth Series ("Growth Series") (1940 Act File No. 811-2699), as filed with the Securities and Exchange Commission ("SEC") on April 14, 1999 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectuses of AIM Small Cap Growth Fund and AIM Basic Value Fund ("Feeder's Part A").

ITEM 4. INVESTMENT  OBJECTIVES,  PRINCIPAL INVESTMENT STRATEGIES AND RELATED
        RISKS.

      Beneficial interests in the Master Portfolio are divided currently into two separate subtrusts or "series" -- Small Cap Portfolio and Value Portfolio (individually, a "Portfolio" and collectively, the "Portfolios") -- each having a distinct investment objective and distinct investment policies and limitations.

      Information on the Portfolios' investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolios is incorporated herein by reference from the sections entitled "Investment Objective and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

      Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM"). AIM and its worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM is an indirect wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"). AMVESCAP and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      A more complete description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

      Both Portfolios commenced operations on October 18, 1995. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio, and no other.

      Beneficial interests in the Portfolios are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Investor inquiries may be directed to AIM at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.

      An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve
   Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolios'  assets
   is  incorporated  by  reference  from  the  section   entitled   "Shareholder
   Information - Pricing of Shares" in the Feeder's Part A.

      Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      An investor in a Portfolio may redeem any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a redemption will be paid by a Portfolio in federal funds normally on the next business day after the redemption is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

      Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investment in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

      Not Applicable.

                                                                      APPENDIX A

                             RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  is
   incorporated herein by reference from "Appendix" in the Feeder's Part B.

                                     PART B



      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of AIM Small Cap Growth Fund ("Small Cap Fund") and AIM Basic Value Fund ("Value Fund") (collectively, "Feeder's Part B").


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

            Cover Page:  Not applicable.
                                                                            Page

      History of Growth Portfolio.........................................B-1
      Description of the Master Portfolio and its Investments and Risks...B-1
      Management of the Master Portfolio..................................B-2
      Control Persons and Principal Holders of Interests..................B-2
      Investment Advisory and Other Services..............................B-3
      Brokerage Allocation and Other Practices............................B-4
      Capital Stock and Other Securities..................................B-4
      Purchase, Redemption and Pricing of Securities......................B-6
      Taxation of the Portfolio...........................................B-7
      Underwriters........................................................B-7
      Calculation of Performance Data.....................................B-7
      Financial Statements................................................B-7


ITEM 11.  HISTORY OF GROWTH PORTFOLIO.

      Growth Portfolio (the "Master Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Master Portfolio acquired the assets and assumed the liabilities of Growth Portfolio, a New York common law trust.

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

      The Master Portfolio is a diversified, open-end management investment company.

      Part A contains basic information about the investment objectives, principal investment strategies and principal risks of Small Cap Portfolio and Value Portfolio, each a subtrust or series of the Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolios.

      Information   on  the   fundamental   investment   limitations   and   the
   non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the
   Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Policies," "Options and Futures," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.


ITEM 13.  MANAGEMENT OF THE MASTER PORTFOLIO.

      Information about the Trustees and officers of the Master Portfolio, and their roles in management of the Portfolios and other AIM Funds, is incorporated herein by reference from the section entitled "Management - Trustees and Executive Officers" in the Feeder's Part B.

      The Master Portfolio pays each Trustee who is not a director, officer or employee of A I M Advisors, Inc. ("AIM") or any affiliated company an annual retainer fee plus a per-meeting fee, and reimburses travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Master Portfolio.

      For the fiscal year ended December 31, 1998, Small Cap Portfolio and Value Portfolio each paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley Trustees' fees and expense reimbursements of $6,650, $5,450, $6,050 and $$6,650, respectively. Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss
   Quigley, who are not directors, officers or employees of AIM or any affiliated company, each received total compensation of $106,850, $90,650, $98,600 and $99,500, respectively, from the investment companies that are managed or administered by AIM for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.

      As of the date of this filing, Small Cap Fund and Value Fund (each a "Fund," and collectively, the "Funds") owned 99.9% and 99.9% of the value of the outstanding beneficial interests in Small Cap Portfolio and Value Portfolio, respectively (a "corresponding Portfolio"). Because each Fund currently controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

      Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

      The address of the Master Portfolio is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

      As of April 1, 1999, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

      Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

   ====================================================
      Item 15 (a)     Management; Miscellaneous
                      Information
   ====================================================
   ====================================================
      Item 15 (b)     Not applicable
   ====================================================
   ====================================================
      Item 15 (c)     Not applicable
   ====================================================
   ====================================================
      Item 15 (d)     Management
   ====================================================
   ====================================================
      Item 15 (e)     Not applicable
   ====================================================
   ====================================================
      Item 15 (f)     Not applicable
   ====================================================
   ====================================================
      Item 15 (g)     Not applicable
   ====================================================
   ====================================================
      Item 15 (h)     Miscellaneous Information
   ====================================================

      For the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, Small Cap Portfolio and Value Portfolio paid investment management and administration fees of $159,738, $120,544 and $73,312; and $133,235, $74,372 and $27,487, respectively, to INVESCO (NY), Inc. ("INVESCO
   (NY)").

      For the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, INVESCO (NY) reimbursed Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $93,076, $67,837 and $73,312; and $60,760, $74,372 and
   $27,487, respectively.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

      Under the Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has two series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. An investor in a Portfolio is entitled to participate PRO RATA in distributions of the Portfolio's income and gains and to be allocated a PRO RATA share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share PRO RATA in that Portfolio's net assets available for distribution to its investors. Investments in each Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in a Portfolio have no preference, preemptive, conversion or similar rights.

      Under Delaware law, the Small Cap Fund and Value Fund and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, the Master Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

      Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to the Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      The Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in the Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of the Master Portfolio or the affected Portfolio. The Trustees may cause (i) the Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of the Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

      Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part B. See also Item 7 in Part A.

      Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

      Each investor in a Portfolio may add to or redeem its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIOS.

      Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.

      Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

      The audited financial statements of Small Cap Portfolio and Value Portfolio for the fiscal year ended December 31, 1998, are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Small Cap Growth Portfolio (formerly AIM Small Cap Equity Portfolios) and Board of Trustees of AIM Growth Series (formerly GT Global Growth Series):

                       In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the supplementary data present fairly, in all material respects, the financial position of the AIM Small Cap Growth Portfolio at December 31, 1998, and the results of its operations, the changes in its net assets and the supplementary data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplementary data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       February 19, 1999

SCHEDULE OF INVESTMENTS

DECEMBER 31, 1998

                                                     MARKET
                                        SHARES        VALUE
DOMESTIC COMMON STOCKS-81.95%
AEROSPACE/DEFENSE-0.17%
Hawk Corp.(a)                             10,300   $    86,263
--------------------------------------------------------------
AIRLINES-0.15%
Mesaba Holdings, Inc.(a)                   3,500        72,188
--------------------------------------------------------------
AUTO PARTS & EQUIPMENT-0.78%
Tower Automotive, Inc.(a)                 15,600       389,025
--------------------------------------------------------------
BANKING (REGIONAL)-0.95%
Centennial Bancorp(a)                      6,500       121,875
--------------------------------------------------------------
Columbia Bancorp                          20,000       180,000
--------------------------------------------------------------
Fort Bend Holdings Corp.                   5,000       122,500
--------------------------------------------------------------
Silicon Valley Bancshares(a)               3,000        51,094
--------------------------------------------------------------
                                                       475,469
--------------------------------------------------------------
BIOTECHNOLOGY-0.90%
Curative Health Services, Inc.(a)          1,400        46,900
--------------------------------------------------------------
Scios, Inc.(a)                            38,900       403,582
--------------------------------------------------------------
                                                       450,482
--------------------------------------------------------------
BROADCASTING (TELEVISION, RADIO & CABLE)-0.57%
Cox Radio, Inc.-Class A(a)                 6,800       287,300
--------------------------------------------------------------
CHEMICALS (SPECIALTY)-0.84%
Cambrex Corp.                              8,400       201,600
--------------------------------------------------------------
ChiRex, Inc.(a)                            6,000       128,250
--------------------------------------------------------------
OM Group, Inc.                             2,500        91,250
--------------------------------------------------------------
                                                       421,100
--------------------------------------------------------------
COMMUNICATIONS EQUIPMENT-3.09%
Brightpoint, Inc.(a)                      20,000       275,000
--------------------------------------------------------------
Excel Switching Corp.(a)                   7,100       269,800
--------------------------------------------------------------
Periphonics Corp.(a)                      35,000       461,560
--------------------------------------------------------------
REMEC, Inc.(a)                            20,000       360,000
--------------------------------------------------------------
VideoServer, Inc.(a)                      10,000       183,750
--------------------------------------------------------------
                                                     1,550,110
--------------------------------------------------------------
COMPUTERS (HARDWARE)-0.41%
Visual Networks, Inc.(a)                   5,500       206,250
--------------------------------------------------------------
COMPUTERS (NETWORKING)-0.29%
ACT Networks, Inc.(a)                     12,000       147,000
--------------------------------------------------------------
COMPUTERS (PERIPHERALS)-1.50%
Actel Corp.(a)                            15,000       300,000
--------------------------------------------------------------
Cybex Computer Products Corp.(a)           3,600       105,750
--------------------------------------------------------------
QLogic Corp.(a)                            1,100       143,963
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
COMPUTERS (PERIPHERALS)-(CONTINUED)
Xircom, Inc.(a)                            6,000   $   204,000
--------------------------------------------------------------
                                                       753,713
--------------------------------------------------------------
COMPUTERS (SOFTWARE &
  SERVICES)-10.90%
AnswerThink Consulting Group,
  Inc.(a)                                 12,600       338,625
--------------------------------------------------------------
Best Software, Inc.(a)                     4,000        95,000
--------------------------------------------------------------
Computer Management Sciences,
  Inc.(a)                                 19,100       331,863
--------------------------------------------------------------
Concord Communications, Inc.(a)            8,200       465,350
--------------------------------------------------------------
Documentum, Inc.(a)                        2,900       154,969
--------------------------------------------------------------
Engineering Animation, Inc.(a)             3,700       199,800
--------------------------------------------------------------
Entrust Technologies, Inc.                12,900       307,988
--------------------------------------------------------------
InfoSpace.com, Inc.(a)                    10,000       381,250
--------------------------------------------------------------
Internet America, Inc.(a)                  6,000       174,000
--------------------------------------------------------------
ISS Group, Inc.(a)                         3,000       165,000
--------------------------------------------------------------
Macromedia, Inc.(a)                       10,000       336,875
--------------------------------------------------------------
MAPICS, Inc.(a)                           19,300       318,450
--------------------------------------------------------------
Metro Information Services, Inc.(a)       12,400       372,000
--------------------------------------------------------------
MindSpring Enterprises, Inc.(a)            2,000       122,125
--------------------------------------------------------------
Pervasive Software, Inc.(a)               10,000       192,500
--------------------------------------------------------------
QuadraMed Corp.(a)                         5,000       102,500
--------------------------------------------------------------
ScanSource, Inc.(a)                       11,000       236,500
--------------------------------------------------------------
Software AG Systems, Inc.(a)              20,000       362,500
--------------------------------------------------------------
Spyglass, Inc.(a)                         12,000       264,000
--------------------------------------------------------------
Stac Software, Inc.(a)                    20,000        27,500
--------------------------------------------------------------
USWeb Corp.(a)                            14,000       369,250
--------------------------------------------------------------
Wiztec Solutions Ltd.(a)                  10,000       144,375
--------------------------------------------------------------
                                                     5,462,420
--------------------------------------------------------------
CONSUMER (JEWELRY, NOVELTIES AND GIFTS)-0.84%
Department 56, Inc.(a)                     3,200       120,200
--------------------------------------------------------------
Fossil, Inc.(a)                            7,000       201,250
--------------------------------------------------------------
Media Arts Group, Inc.(a)                  7,000        98,438
--------------------------------------------------------------
                                                       419,888
--------------------------------------------------------------
CONSUMER FINANCE-0.44%
AmeriCredit Corp.(a)                      15,800       218,238
--------------------------------------------------------------
ELECTRICAL EQUIPMENT-1.97%
AFC Cable Systems, Inc.(a)                 5,000       168,125
--------------------------------------------------------------
General Cable Corp.                       15,200       311,600
--------------------------------------------------------------
Hadco Corp.(a)                             1,700        59,500
--------------------------------------------------------------
Hypercom Corp.(a)                         12,500       123,438
--------------------------------------------------------------
Optimal Robotics Corp.(a)                 10,000       140,000
--------------------------------------------------------------
Sawtek Inc.(a)                             4,900        85,750
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
ELECTRICAL EQUIPMENT-(CONTINUED)
SLI, Inc.(a)                               3,500   $    97,125
--------------------------------------------------------------
                                                       985,538
--------------------------------------------------------------
ELECTRONICS (SEMICONDUCTORS)-2.47%
Apex PC Solutions, Inc.(a)                 5,000       144,375
--------------------------------------------------------------
Applied Micro Circuits Corp.(a)            3,100       105,303
--------------------------------------------------------------
Hi/Fn, Inc.(a)                             5,069       119,757
--------------------------------------------------------------
RF Micro Devices, Inc.(a)                  7,000       324,625
--------------------------------------------------------------
Sipex Corp.(a)                             8,000       281,000
--------------------------------------------------------------
TranSwitch Corp.(a)                        6,700       260,881
--------------------------------------------------------------
                                                     1,235,941
--------------------------------------------------------------
ENTERTAINMENT-0.27%
SFX Entertainment, Inc.-Class A(a)         2,500       137,188
--------------------------------------------------------------
EQUIPMENT (SEMICONDUCTOR)-0.54%
Asyst Technologies, Inc.(a)                7,500       152,813
--------------------------------------------------------------
Etec Systems, Inc.(a)                      2,900       116,000
--------------------------------------------------------------
                                                       268,813
--------------------------------------------------------------
FOODS-1.53%
Ben & Jerry's Homemade, Inc.-Class
  A(a)                                    13,000       290,875
--------------------------------------------------------------
Fresh Del Monte Produce Inc.(a)            3,000        65,063
--------------------------------------------------------------
Hain Food Group, Inc. (The)(a)             6,200       155,000
--------------------------------------------------------------
Horizon Organic Holding Corp.(a)           4,000        62,000
--------------------------------------------------------------
United Natural Foods, Inc.(a)              8,000       193,000
--------------------------------------------------------------
                                                       765,938
--------------------------------------------------------------
HEALTH CARE (DRUGS-GENERIC AND OTHER)-3.62%
Anesta Corp.(a)                            5,000       133,125
--------------------------------------------------------------
Barr Laboratories, Inc.(a)                11,800       566,400
--------------------------------------------------------------
Jones Pharma, Inc.                        18,800       686,200
--------------------------------------------------------------
Medicis Pharmaceutical-Class A(a)          3,000       178,875
--------------------------------------------------------------
Parexel International Corp.(a)            10,000       250,000
--------------------------------------------------------------
                                                     1,814,600
--------------------------------------------------------------
HEALTH CARE (HOSPITAL
  MANAGEMENT)-0.14%
New American Healthcare Corp.(a)           6,300        70,481
--------------------------------------------------------------
HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)-2.00%
Colorado MEDtech, Inc.(a)                 25,000       331,250
--------------------------------------------------------------
Hologic, Inc.(a)                           8,000        97,000
--------------------------------------------------------------
Osteotech, Inc.(a)                         5,000       232,500
--------------------------------------------------------------
PSS World Medical, Inc.(a)                11,700       269,100
--------------------------------------------------------------
Xomed Surgical Products, Inc.(a)           2,250        72,000
--------------------------------------------------------------
                                                     1,001,850
--------------------------------------------------------------
HEALTH CARE (SPECIALIZED SERVICES)-3.37%
Hooper Holmes, Inc.                       12,200       353,800
--------------------------------------------------------------
Orthodontic Centers of America, Inc.(a)
                                          16,000       311,000
--------------------------------------------------------------
Physician Reliance Network, Inc.(a)       38,300       502,688
--------------------------------------------------------------

                                      B-11

                                                     MARKET
                                        SHARES        VALUE
HEALTH CARE (SPECIALIZED SERVICES)-(CONTINUED)
Superior Consultant Holdings
  Corp.(a)                                 5,000   $   217,500
--------------------------------------------------------------
Total Renal Care Holdings, Inc.(a)        10,300       304,493
--------------------------------------------------------------
                                                     1,689,481
--------------------------------------------------------------
INSURANCE (LIFE & HEALTH)-1.42%
Healthcare Recoveries, Inc.(a)            14,000       238,000
--------------------------------------------------------------
Reinsurance Group of America, Inc.         7,800       473,850
--------------------------------------------------------------
                                                       711,850
--------------------------------------------------------------
INSURANCE (PROPERTY &
  CASUALTY)-0.54%
FPIC Insurance Group, Inc.                 3,000       142,500
--------------------------------------------------------------
Medical Assurance, Inc.                    3,850       127,291
--------------------------------------------------------------
                                                       269,791
--------------------------------------------------------------
INSURANCE BROKERS-0.41%
Clark/Bardes Holdings, Inc.(a)            12,200       205,875
--------------------------------------------------------------
INVESTMENT MANAGEMENT-0.89%
Knight/Trimark Group, Inc.-Class
  A(a)                                    18,600       445,238
--------------------------------------------------------------
IRON & STEEL-0.45%
Gibraltar Steel Corp.(a)                  10,000       227,500
--------------------------------------------------------------
LEISURE TIME (PRODUCTS)-2.02%
Acclaim Entertainment, Inc.(a)            20,000       245,000
--------------------------------------------------------------
JAKKS Pacific, Inc.(a)                     7,500        80,625
--------------------------------------------------------------
Noodle Kidoodle, Inc.(a)                  20,000       190,000
--------------------------------------------------------------
THQ, Inc.(a)                               9,000       252,000
--------------------------------------------------------------
Zomax Optical Media, Inc.(a)              15,000       243,750
--------------------------------------------------------------
                                                     1,011,375
--------------------------------------------------------------
LODGING (HOTELS)-0.66%
ExecuStay Corp.(a)                        25,400       330,200
--------------------------------------------------------------
MACHINERY (DIVERSIFIED)-0.13%
Gradall Industries, Inc.(a)                4,400        63,250
--------------------------------------------------------------
MANUFACTURING (DIVERSIFIED)-0.41%
Matthews International Corp.-Class A       2,300        72,450
--------------------------------------------------------------
Spartech Corp.                             6,000       132,000
--------------------------------------------------------------
                                                       204,450
--------------------------------------------------------------
OFFICE EQUIPMENT & SUPPLIES-1.05%
CompX International, Inc.(a)               6,800       179,350
--------------------------------------------------------------
Knoll, Inc.(a)                            11,700       346,613
--------------------------------------------------------------
                                                       525,963
--------------------------------------------------------------
OIL & GAS (DRILLING &
  EQUIPMENT)-0.33%
Cal Dive International, Inc.(a)            3,500        72,625
--------------------------------------------------------------
Gulfmark Offshore Inc.(a)                  6,000        94,500
--------------------------------------------------------------
                                                       167,125
--------------------------------------------------------------
OIL & GAS (EXPLORATION AND PRODUCTION)-0.69%
Cabot Oil & Gas Corp.-Class A              4,000        60,000
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
OIL & GAS (EXPLORATION AND
  PRODUCTION)-(CONTINUED)
Evergreen Resources, Inc.(a)               5,900   $   104,725
--------------------------------------------------------------
Louis Dreyfus Natural Gas Corp.(a)         2,000        28,500
--------------------------------------------------------------
Newfield Exploration Co.(a)                5,700       118,988
--------------------------------------------------------------
Seagull Energy Corp.(a)                    5,000        31,563
--------------------------------------------------------------
                                                       343,776
--------------------------------------------------------------
PERSONAL CARE-0.73%
D & K Healthcare Resources, Inc.(a)        5,000       136,250
--------------------------------------------------------------
Steiner Leisure Ltd.(a)                    4,300       137,600
--------------------------------------------------------------
Twinlab Corp.(a)                           7,000        91,875
--------------------------------------------------------------
                                                       365,725
--------------------------------------------------------------
PUBLISHING-0.64%
Information Holdings, Inc.(a)             20,500       322,875
--------------------------------------------------------------
REAL ESTATE INVESTMENT TRUST-0.36%
Correctional Properties Trust             10,000       180,621
--------------------------------------------------------------
RESTAURANTS-1.20%
P.F. Chang's China Bistro, Inc.(a)        10,000       227,500
--------------------------------------------------------------
PJ America, Inc.(a)                       12,000       217,500
--------------------------------------------------------------
Taco Cabana-Class A(a)                    20,000       155,000
--------------------------------------------------------------
                                                       600,000
--------------------------------------------------------------
RETAIL (COMPUTERS &
  ELECTRONICS)-0.57%
Tweeter Home Entertainment Group,
  Inc.(a)                                 10,000       287,500
--------------------------------------------------------------
RETAIL (DISCOUNTERS)-1.52%
99 Cents Only Stores(a)                   15,500       761,438
--------------------------------------------------------------
RETAIL (DRUG STORES)-0.51%
Duane Reade, Inc.(a)                       6,700       257,950
--------------------------------------------------------------
RETAIL (FOOD CHAINS)-0.31%
Wild Oats Markets Inc.(a)                  5,000       157,500
--------------------------------------------------------------
RETAIL (HOME SHOPPING)-1.81%
DM Management Co.(a)                      38,950       740,050
--------------------------------------------------------------
Micro Warehouse, Inc.(a)                   5,000       169,063
--------------------------------------------------------------
                                                       909,113
--------------------------------------------------------------
RETAIL (SPECIALTY)-2.66%
Blue Rhino Corp.(a)                       13,000       289,250
--------------------------------------------------------------
CSK Auto Corp.(a)                          3,300        88,069
--------------------------------------------------------------
Hollywood Entertainment Corp.(a)          10,000       272,500
--------------------------------------------------------------
Renters Choice, Inc.(a)                    8,000       254,000
--------------------------------------------------------------
Rent-Way, Inc.(a)                          8,000       194,500
--------------------------------------------------------------
School Specialty, Inc.                     6,000       126,000
--------------------------------------------------------------
UBid, Inc.(a)                              1,000       106,626
--------------------------------------------------------------
                                                     1,330,945
--------------------------------------------------------------
RETAIL (SPECIALTY APPAREL)-1.66%
Buckle, Inc. (The)(a)                      5,200       124,800
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
RETAIL (SPECIALTY APPAREL)-(CONTINUED)
Chico's Fas, Inc.(a)                      10,000   $   233,750
--------------------------------------------------------------
Children's Place Retail Stores, Inc.
  (The)(a)                                14,000       351,750
--------------------------------------------------------------
Goody's Family Clothing, Inc.(a)          11,900       119,372
--------------------------------------------------------------
                                                       829,672
--------------------------------------------------------------
SAVINGS & LOAN COMPANY-0.69%
TeleBanc Financial Corp.(a)               10,100       343,400
--------------------------------------------------------------
SERVICES
  (ADVERTISING/MARKETING)-2.16%
Abacus Direct Corp.(a)                     2,000        91,000
--------------------------------------------------------------
Hagler Bailly, Inc.(a)                     5,000       100,000
--------------------------------------------------------------
HA-LO Industries, Inc.(a)                  3,000       112,875
--------------------------------------------------------------
Healthworld Corp.(a)                      10,000       103,750
--------------------------------------------------------------
Lamar Advertising Co.(a)                   8,600       320,350
--------------------------------------------------------------
Metris Companies Inc.                      4,000       201,250
--------------------------------------------------------------
Professional Detailing, Inc.(a)            5,500       155,375
--------------------------------------------------------------
                                                     1,084,600
--------------------------------------------------------------
SERVICES (COMMERCIAL & CONSUMER)-7.33%
American Dental Partners, Inc.(a)         20,900       241,656
--------------------------------------------------------------
Bright Horizons Family Solutions, Inc.(a) 10,000       270,000
--------------------------------------------------------------
Championship Auto Racing Teams, Inc.(a)   14,300       423,638
--------------------------------------------------------------
Comfort Systems USA, Inc.(a)              22,600       403,975
--------------------------------------------------------------
Iron Mountain, Inc.(a)                    24,150       870,909
--------------------------------------------------------------
ITT Educational Services, Inc.(a)         10,200       346,800
--------------------------------------------------------------
LaSalle Partners, Inc.(a)                  5,000       147,188
--------------------------------------------------------------
Metzler Group, Inc.(a)                     6,600       321,338
--------------------------------------------------------------
Strayer Education, Inc.                    6,000       211,500
--------------------------------------------------------------
United Road Services, Inc.(a)             23,900       439,163
--------------------------------------------------------------
                                                     3,676,167
--------------------------------------------------------------
SERVICES (COMPUTER SYSTEMS)-2.85%
Analysts International Corp.               7,300       140,525
--------------------------------------------------------------
Cotelligent Group, Inc.(a)                 5,000       106,563
--------------------------------------------------------------
Insight Enterprises, Inc.(a)              23,250     1,182,844
--------------------------------------------------------------
                                                     1,429,932
--------------------------------------------------------------
SERVICES (DATA PROCESSING)-2.10%
Lason Holdings, Inc.(a)                   13,600       791,350
--------------------------------------------------------------
Mecon, Inc.(a)                            25,000       262,500
--------------------------------------------------------------
                                                     1,053,850
--------------------------------------------------------------
SERVICES (EMPLOYMENT)-1.46%
Data Processing Resources Corp.(a)        12,200       356,850
--------------------------------------------------------------
Personnel Group of America, Inc.(a)       21,400       374,500
--------------------------------------------------------------
                                                       731,350
--------------------------------------------------------------
SERVICES (FACILITIES & ENVIRONMENTAL)-2.37%
Casella Waste Systems, Inc.(a)            10,000       371,250
--------------------------------------------------------------
Cornell Corrections, Inc.(a)              11,100       210,900
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
SERVICES (FACILITIES &
  ENVIRONMENTAL)-(CONTINUED)
GP Strategies Corp.(a)                    10,000   $   150,000
--------------------------------------------------------------
Tetra Tech, Inc.(a)                       10,000       270,625
--------------------------------------------------------------
Waste Connections, Inc.(a)                10,000       183,750
--------------------------------------------------------------
                                                     1,186,525
--------------------------------------------------------------
TELECOMMUNICATIONS (CELLULAR/WIRELESS)-0.79%
Boston Communications Group, Inc.(a)      10,000       130,000
--------------------------------------------------------------
Metro One Telecommunications,
  Inc.(a)                                 20,000       265,000
--------------------------------------------------------------
                                                       395,000
--------------------------------------------------------------
TEXTILES (APPAREL)-0.30%
Quicksilver, Inc.(a)                       5,000       150,000
--------------------------------------------------------------
TEXTILES (SPECIALTY)-0.51%
Happy Kids, Inc.(a)                       20,000       255,000
--------------------------------------------------------------
TRUCKERS-0.15%
Hub Group, Inc.(a)                         4,000        77,500
--------------------------------------------------------------
WASTE MANAGEMENT-2.53%
Allied Waste Industries, Inc.(a)          26,565       627,598
--------------------------------------------------------------
Eastern Environmental Services,
  Inc.(a)                                 14,400       426,600
--------------------------------------------------------------
KTI, Inc.(a)                              10,000       216,250
--------------------------------------------------------------
                                                     1,270,448
--------------------------------------------------------------
    Total Domestic Common Stocks
      (Cost $31,794,190)                            41,072,780
--------------------------------------------------------------
FOREIGN STOCKS & OTHER EQUITY INTERESTS-2.60%
BERMUDA-0.70%
Annuity and Life Re, Ltd.
  (Insurance-Life)                        13,000       351,000
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
CANADA-0.38%
Architel Systems Corp. (Electrical
  Equipment)(a)                           15,000   $   189,375
--------------------------------------------------------------
FRANCE-0.75%
Business Objects S.A.-ADR(a)              11,500       373,750
--------------------------------------------------------------
ISRAEL-0.35%
Fundtech Ltd.
  (Computers-Software)(a)                  8,525       175,828
--------------------------------------------------------------
NETHERLANDS-0.25%
Core Laboratories N.V. (Oil &
  Gas-Drilling & Equipment)(a)             6,700       128,137
--------------------------------------------------------------
UNITED KINGDOM-0.17%
ICON, PLC-ADR (Biotechnology)(a)           2,500        83,750
--------------------------------------------------------------
    Total Foreign Stocks and Other
      Equity Interests (Cost
      $946,565)                                      1,301,840
--------------------------------------------------------------

                                      PRINCIPAL
                                        AMOUNT
U.S. TREASURY SECURITIES-3.96%
U.S. TREASURY BILLS-3.96%(B)(C)
4.44%, 03/25/99 (Cost $1,984,429)     $2,005,000   $ 1,984,429
--------------------------------------------------------------
REPURCHASE AGREEMENT-11.19%(D)
SBC Warburg Dillon Read Inc., 4.75%,
  01/04/99(e) (Cost $5,607,969)        5,607,969     5,607,969
--------------------------------------------------------------
TOTAL INVESTMENTS-99.70%                            49,967,018
--------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES-0.30%                    152,687
--------------------------------------------------------------
NET ASSETS-100.00%                                 $50,119,705
--------------------------------------------------------------

Notes to Schedule of Investments

(a) Non-income producing security.
(b) U.S. Treasury bills are traded on a discount basis. In such cases the interest rate shown represents the rate of discount paid or received at the time of purchase by the Fund.
(c) A portion of the principal balance was pledged as collateral to cover margin requirements for open futures contracts. See Note 5.
(d) Collateral on repurchase agreements, including the Fund's pro-rata interest in joint repurchase agreements, is taken into possession by the Fund upon entering into the repurchase agreement. The collateral is marked to market daily to ensure its market value is at least 102% of the sales price of the repurchase agreement. The investments in some repurchase agreements are through participation in joint accounts with other mutual funds, private accounts, and certain non-registered investment companies managed by the investment advisor or its affiliates.
(e) Joint repurchase agreement entered into 12/31/98 with a maturing value of $1,000,527,778. Collateralized by $2,207,068,000 U.S. Government
    obligations, 0% to 6.75% with a market value at 12/31/98 of $1,020,001,079.

Abbreviation:

ADR - American Depositary Receipt

See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

DECEMBER 31, 1998

ASSETS:
Investments, at market value (cost
  $34,725,184)                                $44,359,049
---------------------------------------------------------
Repurchase agreement (cost $5,607,969)          5,607,969
---------------------------------------------------------
Receivables for:
  Investments sold                                445,267
---------------------------------------------------------
  Dividends and interest                            1,724
---------------------------------------------------------
Variation margin                                   38,750
---------------------------------------------------------
Other assets                                       27,918
---------------------------------------------------------
    Total assets                               50,480,677
---------------------------------------------------------
LIABILITIES:
Payables for:
  Investments purchased                           327,944
---------------------------------------------------------
Accrued investment management &
  administration fees                              17,798
---------------------------------------------------------
Accrued custodian Fees                              3,355
---------------------------------------------------------
Accrued professional fees                           8,651
---------------------------------------------------------
Accrued trustees' fees                              2,349
---------------------------------------------------------
Accrued operating expenses                            875
---------------------------------------------------------
    Total liabilities                             360,972
---------------------------------------------------------
Net assets applicable to shares outstanding   $50,119,705
---------------------------------------------------------

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1998

INVESTMENT INCOME:
Dividends                                     $    42,607
---------------------------------------------------------
Interest                                          100,807
---------------------------------------------------------
Security lending income                            17,459
---------------------------------------------------------
    Total investment income                       160,873
---------------------------------------------------------

EXPENSES:
Investment management & administration fees       159,738
---------------------------------------------------------
Custodian fees                                     24,151
---------------------------------------------------------
Trustees' fees                                      1,696
---------------------------------------------------------
Professional fees                                   5,771
---------------------------------------------------------
Other                                              10,163
---------------------------------------------------------
    Total expenses                                201,519
---------------------------------------------------------
Less: expense waivers/reductions                  (94,771)
---------------------------------------------------------
     Net expenses                                 106,748
---------------------------------------------------------
Net investment income (loss)                       54,125
---------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES AND FUTURES
  CONTRACTS:
Net realized gain (loss) from:
  Investment securities                         1,040,498
---------------------------------------------------------
  Futures contracts                               (52,075)
---------------------------------------------------------
                                                  988,423
---------------------------------------------------------
Net unrealized appreciation of:
  Investment securities                         8,737,666
---------------------------------------------------------
  Futures contracts                               153,000
---------------------------------------------------------
                                                8,890,666
---------------------------------------------------------
    Net gain from investment securities,
       foreign currencies and futures
       contracts                                9,879,089
---------------------------------------------------------
Net increase in net assets resulting from
  operations                                  $ 9,933,214
---------------------------------------------------------

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                   1998           1997
                                                                -----------    -----------

OPERATIONS:
  Net investment income (loss)                                  $    54,125    $   (11,178)
------------------------------------------------------------------------------------------
  Net realized gain from investment securities and futures
    contracts                                                       988,423      2,524,251
------------------------------------------------------------------------------------------
  Net unrealized appreciation of investment securities and
    futures contracts                                             8,890,666      1,674,235
------------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations          9,933,214      4,187,308
------------------------------------------------------------------------------------------
    Beneficial interest transactions contributions                6,052,040     10,499,895
------------------------------------------------------------------------------------------
    Net increase in net assets                                   15,985,254     14,687,203
------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of period                                            34,134,451     19,447,248
------------------------------------------------------------------------------------------
  End of period                                                 $50,119,705    $34,134,451
------------------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
  Shares of beneficial interest                                 $35,362,417    $29,310,377
------------------------------------------------------------------------------------------
  Undistributed net investment income (loss)                        193,060        138,935
------------------------------------------------------------------------------------------
  Undistributed net realized gain from investment securities
    and futures contracts                                         4,777,363      3,788,940
------------------------------------------------------------------------------------------
  Unrealized appreciation of investment securities and
    futures contracts                                             9,786,865        896,199
------------------------------------------------------------------------------------------
                                                                $50,119,705    $34,134,451
------------------------------------------------------------------------------------------

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1998

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

AIM Small Cap Portfolio ("the Portfolio") is organized as a Delaware business trust and is registered under the 1940 Act as a diversified, open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Portfolio in the preparation of the financial statements.
A. Portfolio Valuation -- The Portfolio calculates the net asset value of and completes orders to purchase, exchange or repurchase Portfolio shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.
     Equity securities are valued at the last sale price on the exchange on which such securities are traded or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the mean between the closing bid and asked prices. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by A I M Advisors, Inc. (the "Manager") to be the primary market.
     Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.
     Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.
B. Repurchase Agreements -- With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.
C. Option Accounting Principles -- When the Portfolio writes a call or put option, an amount equal to the premium received is included in Fund's consolidated "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option is the mean between the last bid and asked prices. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security, and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in interest rates.
     The premium paid by the Portfolio for the purchase of a call or put option is included in Fund's consolidated "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

     The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.
D. Futures Contracts -- A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in interest rates.

E. Security Transactions and Related Investment Income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses are calculated on the basis of specific identification of the Securities sold. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.
     On December 31, 1998, undistributed net investment income was increased and undistributed net realized gains was decreased by $555,353 in order to comply with the requirements of the American Institute of Certified Public Accountants Statement of Position 93-2. Net assets of the Portfolio were unaffected by the reclassifications discussed above.
F. Portfolio Securities Loaned -- At December 31, 1998, stocks with an aggregate value listed below were on loan to brokers. The loans were secured by cash collateral received by the Portfolio:

       DECEMBER 31, 1998           PERIOD ENDED
  ----------------------------   DECEMBER 31, 1998
  AGGREGATE VALUE      CASH      -----------------
     ON LOANS       COLLATERAL     FEES RECEIVED
  ---------------   ----------   -----------------
    $5,453,825      $5,571,152        $17,459

     Cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.
G. Deferred Organizational Expenses -- Expenses incurred by the AIM Small Cap Growth Portfolio in connection with organization, initial registration with the Securities and Exchange Commission and with various states, and the initial public offering of their shares aggregated $25,000. These expenses are being amortized on a straight-line basis over a five-year period.
H. Taxes -- It is the policy of the Portfolio to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
   Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains.
I. Restricted Securities -- The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.
J. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.
K. Line of Credit -- The Portfolio, along with certain other Portfolios advised and/or administered by the Manager, has a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow the Portfolio and certain other Portfolios to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000. The Portfolio is limited to borrowing up to 33 1/3% of the value of the Portfolio's total assets.
     For the year ended December 31, 1998, the average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for the Portfolio was $591,476 with a weighted average interest rate of 5.87%. Interest expense for the Portfolio for the year ended December 31, 1998 was $3,706, and is included in "Other Expenses" on the Statement of Operations.

NOTE 2-RELATED PARTIES

A I M Advisors, Inc. (the "Manager") is the Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. As a result of this transaction, Chancellor LGT was renamed INVESCO (NY), Inc., and is now an indirect wholly-owned subsidiary of AMVESCAP PLC. In connection with this transaction, A I M Advisors, Inc., an indirect wholly-owned subsidiary of AMVESCAP PLC, became the investment manager and administrator of the Portfolio. Also, on May 29, 1998, the Portfolio was reorganized from a New York trust into a Delaware business trust. Finally, on September 4, 1998, A I M Fund Services, Inc. ("AFS"), a wholly-owned subsidiary of the Manager, became the transfer agent of the Fund.
  The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $500 million; 0.425% on the next $500 million; and 0.40% on amounts thereafter. These fees are computed daily and paid monthly.
  The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, AIM Distributors or AFS $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustee.

NOTE 3-PURCHASES AND SALES OF SECURITIES

  The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended December 31, 1998 was $61,020,877 and $61,119,926, respectively.

  The amount of unrealized appreciation (depreciation) of investment securities, on a tax basis, as of December 31, 1998 is as follows:

Aggregate unrealized appreciation of investment
  securities                                        $10,571,589
---------------------------------------------------------------
Aggregate unrealized (depreciation) of investment
  securities                                           (967,318)
---------------------------------------------------------------
Net unrealized appreciation of investment
  securities                                        $ 9,604,271
---------------------------------------------------------------

  Cost of investments for tax purposes is $34,754,778.

NOTE 4-FUTURES CONTRACTS

  On December 31, 1998, $100,000 principal amount of U.S. Treasury obligations were pledged as collateral to cover margin requirements for futures contracts. Open contracts were as follows:

                             NO. OF       MONTH/
         CONTRACT           CONTRACTS   COMMITMENT    APPRECIATION
         --------           ---------   ----------   --------------
Russell 2000 Index             10        March 99       $153,000

NOTE 5-EXPENSE REDUCTIONS

The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended December 31, 1998, the expenses of the Portfolio were reduced by $1,695 under these arrangements.

NOTE 6-SUPPLEMENTARY DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                                                            OCTOBER 18,
                                                                                                                1995
                                                                                                           (COMMENCEMENT
                                                                                                           OF OPERATIONS)
                                                               YEAR ENDED     YEAR ENDED     YEAR ENDED          TO
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                  1998           1997           1996            1995
                                                              ------------   ------------   ------------   --------------
Ratios and supplemental data:
Net assets, end of period (in 000's)                             50,120        $34,134        $19,447          $3,746
------------------------------------------------------------    -------        -------        -------          ------
Ratio of net investment income to average net assets               0.16%         (0.04)%         0.94%           1.74%(a)
------------------------------------------------------------    -------        -------        -------          ------
Ratio of expenses to average net assets:
  With expense reductions                                          0.32%          0.56%          0.70%           2.33%(a)
------------------------------------------------------------    -------        -------        -------          ------
  Without expense reductions                                       0.60%          0.64%          0.70%           2.33%(a)
------------------------------------------------------------    -------        -------        -------          ------
Portfolio turnover rate+                                            190%           233%           150%            N/A
------------------------------------------------------------    -------        -------        -------          ------

(a) Annualized.

 + Portfolio turnover rate is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

The accompanying notes are an integral part of the financial statements.

                                                             Trustees & Officers

BOARD OF TRUSTEES

C. Derek Anderson
President, Plantagenet Capital
Management, LLC (an investment
partnership); Chief Executive Officer,
Plantagenet Holdings, Ltd.
(an investment banking firm)

Frank S. Bayley
Partner, law firm of
Baker & McKenzie

Robert H. Graham
President and Chief Executive Officer,
A I M Management Group Inc.

Arthur C. Patterson
Managing Partner, Accel Partners
(a venture capital firm)

Ruth H. Quigley
Private Investor
OFFICERS

Robert H. Graham
Chairman and President

Dana R. Sutton
Vice President & Assistant Treasurer

Samuel D. Sirko
Vice President & Secretary

Kenneth W. Chancey
Vice President & Principal
Accounting Officer

John J. Arthur
Vice President

Melville B. Cox
Vice President

Gary T. Crum
Vice President

Carol F. Relihan
Vice President

Nancy L. Martin
Assistant Secretary

Ofelia M. Mayo
Assistant Secretary

Kathleen J. Pflueger
Assistant Secretary

Pamela Ruddock
Assistant Treasurer

Paul Wozniak
Assistant Treasurer
OFFICE OF THE FUND

11 Greenway Plaza
Suite 100
Houston, TX 77046

INVESTMENT MANAGER

A I M Advisors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

TRANSFER AGENT

A I M Fund Services, Inc.
P.O. Box 4739
Houston, TX 77210-4739

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

COUNSEL TO THE FUND

Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N.W.
Washington, D.C. 20036-1800

COUNSEL TO THE TRUSTEES

Paul, Hastings, Janofsky & Walker LLP
Twenty Third Floor
555 South Flower Street
Los Angeles, CA 90071

DISTRIBUTOR

A I M Distributors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

AUDITORS

PricewaterhouseCoopers LLP
One Post Office Square

Boston, MA 02109

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Basic Value Portfolio (formerly AIM America Value Portfolio) and Board of Trustees of
                       AIM Growth Series:

                       In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the supplementary data present fairly, in all material respects, the financial position of the AIM Basic Value Portfolio at December 31, 1998, and the results of its operations, the changes in its net assets and the supplementary data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplementary data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       February 19, 1999

SCHEDULE OF INVESTMENTS

December 31, 1998

                                                     MARKET
                                        SHARES        VALUE
COMMON STOCKS-92.50%
BANKS (MAJOR REGIONAL)-2.61%
Fleet Financial Group, Inc.               16,000   $   715,000
--------------------------------------------------------------
BANKS (MONEY CENTER)-5.56%
BankAmerica Corp.                         12,725       765,091
--------------------------------------------------------------
Chase Manhattan Corp. (The)                4,550       309,684
--------------------------------------------------------------
First Union Corp.                          7,400       450,012
--------------------------------------------------------------
                                                     1,524,787
--------------------------------------------------------------
CHEMICALS (SPECIALTY)-1.41%
Sigma-Aldrich Corp.                       13,200       387,750
--------------------------------------------------------------
COMPUTERS (PERIPHERALS)-3.54%
Adaptec, Inc.(a)                          23,500       412,718
--------------------------------------------------------------
Quantum Corp.(a)                          26,300       558,875
--------------------------------------------------------------
                                                       971,593
--------------------------------------------------------------
COMPUTERS (SOFTWARE &
  SERVICES)-4.72%
Adobe Systems, Inc.                        9,200       430,100
--------------------------------------------------------------
Computer Associates International,
  Inc.                                    20,300       865,287
--------------------------------------------------------------
                                                     1,295,387
--------------------------------------------------------------
ELECTRIC COMPANIES-12.26%
Carolina Power & Light Co.                 5,200       244,725
--------------------------------------------------------------
DQE, Inc.                                  7,700       338,318
--------------------------------------------------------------
Illinova Corp.                            13,400       335,000
--------------------------------------------------------------
Pinnacle West Capital Corp.                7,825       331,584
--------------------------------------------------------------
GPU, Inc.                                  8,200       362,337
--------------------------------------------------------------
Niagara Mohawk Power Corp.                40,500       653,062
--------------------------------------------------------------
Northeast Utilities                       23,400       374,400
--------------------------------------------------------------
Texas Utilities Co.                       15,500       723,656
--------------------------------------------------------------
                                                     3,363,082
--------------------------------------------------------------
ELECTRICAL EQUIPMENT-4.56%
Philips Electronics N.V.-ADR              10,600       717,487
--------------------------------------------------------------
Raychem Corp.                             16,500       533,156
--------------------------------------------------------------
                                                     1,250,643
--------------------------------------------------------------
ELECTRONICS (INSTRUMENTATION)-1.85%
Perkin-Elmer Corp.                         5,200       507,325
--------------------------------------------------------------
ELECTRONICS (SEMICONDUCTOR)-3.20%
Analog Devices, Inc.(a)                   21,400       671,425
--------------------------------------------------------------
Micron Technology, Inc.                    4,100       207,307
--------------------------------------------------------------
                                                       878,732
--------------------------------------------------------------
ENGINEERING & CONSTRUCTION-1.31%
McDermott International, Inc.             14,600       360,438
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
EQUIPMENT (SEMICONDUCTOR)-2.56%
Novellus Systems, Inc.(a)                 14,200   $   702,900
--------------------------------------------------------------
FINANCIAL (DIVERSIFIED)-4.41%
Citigroup Inc.                            13,900       688,050
--------------------------------------------------------------
MGIC Investment Corp.                     13,100       521,544
--------------------------------------------------------------
                                                     1,209,594
--------------------------------------------------------------
HEALTH CARE (LONG TERM CARE)-1.78%
HCR Manor Care, Inc.(a)                   16,600       487,625
--------------------------------------------------------------
HEALTH CARE (MANAGED CARE)-5.09%
PacifiCare Health Systems,
  Inc.-Class B(a)                          7,500       596,250
--------------------------------------------------------------
United HealthCare Corp.                   18,600       800,963
--------------------------------------------------------------
                                                     1,397,213
--------------------------------------------------------------
HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)-1.90%
Pharmacia & Upjohn, Inc.                   9,200       520,950
--------------------------------------------------------------
HEALTH CARE (MEDICAL SUPPLIES)-2.71%
Beckman Coulter Inc.                      13,700       743,225
--------------------------------------------------------------
INSURANCE (PROPERTY CASUALTY)-3.07%
Amerin Corp.(a)                            4,200        99,225
--------------------------------------------------------------
EXEL Limited-Class A                       9,900       742,500
--------------------------------------------------------------
                                                       841,725
--------------------------------------------------------------
MANUFACTURING (SPECIALIZED)-2.90%
Millipore Corp.                           28,000       796,250
--------------------------------------------------------------
OIL (DOMESTIC INTEGRATED)-1.74%
Atlantic Richfield Co.                     7,300       476,325
--------------------------------------------------------------
OIL (INTERNATIONAL INTEGRATED)-1.05%
Mobil Corp.                                3,300       287,513
--------------------------------------------------------------
OIL & GAS (DRILLING &
  EQUIPMENT)-2.48%
ENSCO International, Inc.                 26,200       280,012
--------------------------------------------------------------
Schlumberger Ltd.                          8,700       401,288
--------------------------------------------------------------
                                                       681,300
--------------------------------------------------------------
OIL & GAS (EXPLORATION & PRODUCTION)-0.90%
Conoco Inc.-Class A(a)                    11,800       246,325
--------------------------------------------------------------
REAL ESTATE INVESTMENT TRUST-0.51%
Starwood Hotels & Resorts(a)               6,183       140,278
--------------------------------------------------------------
RETAIL (DEPARTMENT STORES)-5.53%
Federated Department Stores, Inc.(a)      13,500       588,093
--------------------------------------------------------------
J.C. Penney Co., Inc.                      8,600       403,125
--------------------------------------------------------------
Saks Inc.(a)                              16,700       527,094
--------------------------------------------------------------
                                                     1,518,312
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
RETAIL (SPECIALTY)-0.78%
Toys "R" Us, Inc.(a)                      12,600   $   212,625
--------------------------------------------------------------
SERVICES (DATA PROCESSING)-3.29%
First Data Corp.                          28,500       903,095
--------------------------------------------------------------
SERVICES (FACILITIES & ENVIRONMENTAL)-0.64%
Corrections Corp. of America(a)           10,000       176,250
--------------------------------------------------------------
TELEPHONE-4.67%
Bell Atlantic Corp.                       11,200       636,300
--------------------------------------------------------------
US West, Inc.                             10,000       646,250
--------------------------------------------------------------
                                                     1,282,550
--------------------------------------------------------------
TOBACCO-3.32%
Philip Morris Companies, Inc.             17,050       912,175
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
WASTE MANAGEMENT-2.15%
Waste Management, Inc.                    12,667   $   590,599
--------------------------------------------------------------
    Total Common Stocks (Cost
      $21,863,862)                                  25,381,566
--------------------------------------------------------------

                                      PRINCIPAL
                                        AMOUNT
REPURCHASE AGREEMENT-3.74%(B)
SBC Warburg Dillon Read Inc., 4.75%,
  01/04/99(c)                         $1,026,552   $ 1,026,552
--------------------------------------------------------------
    Total Repurchase Agreements
      (Cost $1,026,552)                              1,026,552
--------------------------------------------------------------
TOTAL INVESTMENTS-96.24%                            26,408,118
--------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES-3.76%                  1,033,040
--------------------------------------------------------------
NET ASSETS-100.00%                                 $27,441,158
--------------------------------------------------------------

Abbreviation:

ADR - American Depositary Receipt

Notes to Schedule of Investments:

(a) Non-income producing security.
(b) Collateral on repurchase agreements, including the Fund's pro-rata interest in joint repurchase agreements, is taken into possession by the Fund upon entering into the repurchase agreement. The collateral is marked to market daily to ensure its market value is at least 102% of the sale price of the repurchase agreement. The investments in some repurchase agreements are through participation in joint accounts with other mutual funds, private accounts, and certain non-registered investment companies managed by the investment advisor or its affiliates.
(c) Joint repurchase agreement entered into 12/31/98 with a maturing value $1,000,527,778. Collateralized by $2,207,068,000 U.S. Government
    obligations, 0% to 6.75% due 06/30/99 to 11/15/21 with an aggregate market value at 12/31/98 of $1,020,001,079.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

December 31, 1998

ASSETS:
Investments, at market value (cost
  $22,890,414)                                $26,408,118
---------------------------------------------------------
Receivables for:
  Investments sold                                 37,475
---------------------------------------------------------
  Fund shares sold                              1,038,398
---------------------------------------------------------
  Dividends and interest                           33,974
---------------------------------------------------------
Other assets                                       10,588
---------------------------------------------------------
    Total assets                               27,528,553
---------------------------------------------------------
LIABILITIES:
Payables for:
  Investments purchased                            37,333
---------------------------------------------------------
Accrued investment management &
  administration fees                              26,866
---------------------------------------------------------
Accrued professional fees                           6,398
---------------------------------------------------------
Accrued operating expenses                         16,798
---------------------------------------------------------
    Total liabilities                              87,395
---------------------------------------------------------
Net assets applicable to shares outstanding   $27,441,158
---------------------------------------------------------

STATEMENT OF OPERATIONS

For the year ended December 31, 1998

INVESTMENT INCOME:
Dividends (net of $416 foreign withholding
tax)                                           $  502,395
---------------------------------------------------------
Interest                                           53,825
---------------------------------------------------------
Securities lending income                           2,035
---------------------------------------------------------
    Total investment income                       558,255
---------------------------------------------------------

EXPENSES:
Investment management & administration fees       133,375
---------------------------------------------------------
Custodian fees                                      5,220
---------------------------------------------------------
Professional fees                                   4,121
---------------------------------------------------------
Other                                               2,117
---------------------------------------------------------
    Total expenses                                144,833
---------------------------------------------------------
Less: Fee waivers                                 (62,446)
---------------------------------------------------------
     Net expenses                                  82,387
---------------------------------------------------------
Net investment income (loss)                      475,868
---------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES AND OPTION CONTRACTS:
Net realized gain (loss) from:
  Investment securities                            52,411
---------------------------------------------------------
  Option contracts written                         (7,810)
---------------------------------------------------------
                                                   44,601
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                    1,516,960
---------------------------------------------------------
    Net gain from investment securities and
       option contracts                         1,561,561
---------------------------------------------------------
Net increase in net assets resulting from
  operations                                   $2,037,429
---------------------------------------------------------

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

For the years ended December 31, 1998 and 1997

                                                                   1998           1997
                                                                -----------    -----------

OPERATIONS:
  Net investment income (loss)                                  $   475,868    $   298,364
------------------------------------------------------------------------------------------
  Net realized gain from investment securities and option
    contracts                                                        44,601      1,352,859
------------------------------------------------------------------------------------------
  Net unrealized appreciation of investment securities and
    option contracts                                              1,516,960      2,016,032
------------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations          2,037,429      3,667,255
------------------------------------------------------------------------------------------
Beneficial interest transactions Contributions                      500,130     12,920,078
------------------------------------------------------------------------------------------
    Net increase in net assets                                    2,537,559     16,587,333
------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of period                                            24,903,599      8,316,266
------------------------------------------------------------------------------------------
  End of period                                                 $27,441,158    $24,903,599
------------------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
  Shares of beneficial interest                                 $20,968,564    $20,468,434
------------------------------------------------------------------------------------------
  Undistributed net investment income (loss)                        823,526        347,658
------------------------------------------------------------------------------------------
  Undistributed net realized gain (loss) from investment
    securities and option contracts                               2,131,364      2,086,763
------------------------------------------------------------------------------------------
  Unrealized appreciation of investment securities and
    option contracts                                              3,517,704      2,000,744
------------------------------------------------------------------------------------------
                                                                $27,441,158    $24,903,599
------------------------------------------------------------------------------------------

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1998

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Fund invests substantially all of its investable assets in the AIM Basic Value Portfolio (the "Portfolio"). The Portfolio is organized as a Delaware business trust and is registered under the 1940 Act as a diversified, open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund and Portfolio in the preparation of the financial statements.
A. Portfolio Valuation -- The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.
     Equity securities are valued at the last sale price on the exchange on which such securities are traded or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the mean between the closing bid and asked prices. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by A I M Advisors, Inc. (the "Manager") to be the primary market.
     Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost which approximates market value.
     Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.
B. Repurchase Agreements -- With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.
C. Option Accounting Principles -- When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Fund's consolidated "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option is the mean between the last bid and asked prices on that day. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security, and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in interest rates.
     The premium paid by the Portfolio for the purchase of a call or put option is included in the Fund's consolidated "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

     The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.
D. Futures Contracts -- A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in interest rates.
E. Security Transactions and Related Investment Income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses are calculated on the basis of specific identification of the securities sold. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices. On December 31, 1998 additional paid-in capital was decreased by $47,251 and undistributed net investment income was increased by $47,251 in order to comply with the requirements of the American Institute of Certified Public Accountants Statement of Position 93-2. Net assets of the Portfolio were unaffected by the reclassifications discussed above.
F. Portfolio Securities Loaned -- At December 31, 1998, stocks with an aggregate value listed below were on loan to brokers. The loans were secured by cash collateral received by the Portfolio:

                               DECEMBER 31, 1998            YEAR ENDED
                          ----------------------------   DECEMBER 31, 1998
                          AGGREGATE VALUE      CASH      -----------------
                             ON LOANS       COLLATERAL     FEES RECEIVED
                          ---------------   ----------   -----------------
                            $1,431,825      $1,433,821        $2,035

     Cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.
G. Deferred Organizational Expenses -- Expenses incurred by the Portfolio in connection with their organization, their initial registration with the Securities and Exchange Commission and with various states and the initial public offering of their shares were $25,000 for the Portfolio. These expenses are being amortized on a straight-line basis over a five-year period.
H. Taxes -- It is the policy of the Portfolio to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
   Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains.
I. Restricted Securities -- The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.
J. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

K. Line of Credit -- The Portfolio, along with certain other Portfolios advised and/or administered by the Manager, has a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow the Portfolio and certain other Portfolios to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000. The Portfolio is limited to borrowing up to 33 1/3% of the value of the Portfolio's total assets.
     For the year ended December 31, 1998, the average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for the Portfolio was $87,889 with a weighted average interest rate of 6.24%. Interest expense for the Portfolio for the year ended December 31, 1998 was $137, and is included in "Other Expenses" on the Statement of Operations.

NOTE 2-RELATED PARTIES

A I M Advisors, Inc. ("Manager") is the Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. As a result of this transaction, Chancellor LGT was renamed INVESCO (NY), Inc., and is now an indirect wholly-owned subsidiary of AMVESCAP PLC. In connection with this transaction, A I M Advisors, Inc., an indirect wholly-owned subsidiary of AMVESCAP PLC, became the investment manager and administrator of the Portfolio. Also, on May 29, 1998, the Portfolio was reorganized from a New York trust into a Delaware business trust. Finally, on September 4, 1998, A I M Fund Services, Inc. ("AFS"), a wholly-owned subsidiary of the Manager, became the transfer agent of the Fund.
  The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $500 million; 0.425% on the next $500 million; and 0.40% on amounts thereafter.
  The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, AIM Distributors or AFS $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustee.

NOTE 3-PURCHASES AND SALES OF SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended December 31, 1998 was $39,540,620 and $39,657,090, respectively.

  The amount of unrealized appreciation (depreciation) of investment securities, on a tax basis, as of December 31, 1998 is as follows:

Aggregate unrealized appreciation of investment
  securities                                         $4,110,581
---------------------------------------------------------------
Aggregate unrealized (depreciation) of investment
  securities                                           (688,180)
---------------------------------------------------------------
Net unrealized appreciation of investment
  securities                                         $3,422,401
---------------------------------------------------------------

  Cost of investments for tax purposes is $22,985,717.

NOTE 4-EXPENSE REDUCTIONS

The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended December 31, 1998, the expenses of the Portfolio were reduced by $1,546 under these arrangements.

NOTE 5-SUPPLEMENTARY DATA

Contained below are ratios and supplementary data that have been derived from information provided in the financial statements.

                                                              1998(A)         1997          1996          1995
                                                              -------        -------       -------       -------
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $27,441        $24,904       $ 8,316       $ 1,879
------------------------------------------------------------  -------        -------       -------       -------
Ratio of expenses to average net assets:
  With expense reductions and/or reimbursement                   0.29%(b)       0.67%         1.06%         4.33%(c)
------------------------------------------------------------  -------        -------       -------       -------
  Without expense reductions and/or reimbursement                0.51%(b)       0.68%         1.06%         4.33%(c)
------------------------------------------------------------  -------        -------       -------       -------
Ratio of net investment income to average net assets:
  With expense reductions and/or reimbursement                   1.70%(b)       1.90%         0.88%        (1.04)%(c)
------------------------------------------------------------  -------        -------       -------       -------
  Without expense reductions and/or reimbursement                1.48%          1.89%         0.88%        (1.04)%(c)
------------------------------------------------------------  -------        -------       -------       -------
Ratio of interest expense to average net assets(d)                 --           0.03%           --            --
------------------------------------------------------------  -------        -------       -------       -------
Portfolio turnover rate(d)                                        148%            93%          256%           --
------------------------------------------------------------  -------        -------       -------       -------

(a) The Fund changed Investment Advisors on May 29, 1998.
(b) Ratios are based on average net assets of $28,079,042.
(c) Annualized.
(d) Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the Value Portfolio as a whole without distinguishing between the classes of shares issued.

BOARD OF TRUSTEES

C. Derek Anderson
President, Plantagenet Capital
Management, LLC (an investment
partnership); Chief Executive Officer,
Plantagenet Holdings, Ltd.
(an investment banking firm)

Frank S. Bayley
Partner, law firm of
Baker & McKenzie

Robert H. Graham
President and Chief Executive Officer,
A I M Management Group Inc.

Arthur C. Patterson
Managing Partner, Accel Partners
(a venture capital firm)

Ruth H. Quigley
Private Investor
OFFICERS

Robert H. Graham
Chairman and President

Dana R. Sutton
Vice President & Assistant Treasurer

Samuel D. Sirko
Vice President & Secretary

Kenneth W. Chancey
Vice President & Principal
Accounting Officer

John J. Arthur
Vice President

Melville B. Cox
Vice President

Gary T. Crum
Vice President

Carol F. Relihan
Vice President

Nancy L. Martin
Assistant Secretary

Ofelia M. Mayo
Assistant Secretary

Kathleen J. Pflueger
Assistant Secretary

Pamela Ruddock
Assistant Treasurer

Paul Wozniak
Assistant Treasurer
OFFICE OF THE FUND

11 Greenway Plaza
Suite 100
Houston, TX 77046

INVESTMENT MANAGER

A I M Advisors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

TRANSFER AGENT

A I M Fund Services, Inc.
P.O. Box 4739
Houston, TX 77210-4739

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

COUNSEL TO THE FUND

Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N.W.
Washington, D.C. 20036-1800

COUNSEL TO THE TRUSTEES

Paul, Hastings, Janofsky & Walker LLP
Twenty Third Floor
555 South Flower Street
Los Angeles, CA 90071

DISTRIBUTOR

A I M Distributors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

AUDITORS

PricewaterhouseCoopers LLP
One Post Office Square

Boston, MA 02109

                          PART C:  OTHER INFORMATION
                               GROWTH PORTFOLIO

ITEM 23.  EXHIBITS.

Exhibit
Number          Description
------          -----------

(a)         - Agreement and  Declaration  of Trust of  Registrant,  dated May 7,
              1998, is filed herewith electronically.

(b)         - Amended  and  Restated  Bylaws of Registrant are  filed   herewith
              electronically.

(c)         - Provisions   of  instruments  defining  the  rights of  holders of
              Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and Bylaws Articles IV, V, VI, VII and VIII, which are included as part of Exhibits (a) and (b) of this Registration Statement.

(d)         - Investment Management and  Administration Contract, dated  May 29,
              1998, between Registrant and A I M Advisors, Inc. was filed as an Exhibit to Amendment No. 4 to the Registration Statement on Form N-1A, on June 23, 1998, and is hereby incorporated by reference.

(e)         - Underwriting Contracts - None.

(f)         - Bonus or Profit Sharing Contracts - None.

(g)  (1)    - Custodian  Contract,  dated  August  1,  1995, between  Registrant and State Street Bank and Trust Company, was filed as an Exhibit to the Registration Statement on Form N-1A, on October 17, 1995, and is hereby incorporated by reference.

     (2)    - Amendment to   Custodian  Contract,  dated  January 26,  1999,  is
              filed  herewith electronically.

(h)         - Other Material Contracts - None.

(i)         - Legal Opinion - None.

(j)         - Consent of PricewaterhouseCoopers  LLP, independent auditors, is filed herewith electronically.

(k)         - Omitted Financial Statements - None.

(l)         - Initial Capitalization Agreements - None.

(m)         - Rule 12b-1 Plan - None.

(n)         - Financial Data Schedules - None.

(o)         - Rule 18f-3 Plan - None.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

     PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

     None.

ITEM 25.  INDEMNIFICATION.

     STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

     Article IX of the Registrant's Agreement and Declaration of Trust provides for indemnification of certain persons acting on behalf of the Registrant.
     Article VIII, Section 9.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Article VI, Section 3 of the Registrant's Amended and Restated Bylaws also provides that every person who is, or has been, a Trustee or officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's Amended and Restated Bylaws and other applicable law.

      Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

     DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

     See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the directors and officers of A I M Advisors, Inc. is included in Schedule A and Schedule D of Part I of its Form ADV (File No. 801-12313), filed with the Securities and Exchange Commission, which is incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

      STATE THE NAME AND ADDRESS OF EACH PERSON MAINTAINING PHYSICAL POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor, A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.

      PROVIDE A SUMMARY OF THE SUBSTANTIVE PROVISIONS OF ANY MANAGEMENT-RELATED SERVICE CONTRACT NOT DISCUSSED IN PART A OR B, DISCLOSING THE PARTIES TO THE CONTRACT AND THE TOTAL AMOUNT PAID AND BY WHOM FOR THE FUND'S LAST THREE FISCAL YEARS.

      None.

ITEM 30.  UNDERTAKINGS.

      None.

                                   SIGNATURES



      Growth Portfolio has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on the 30th day of April , 1999.

                                GROWTH PORTFOLIO



                                       By: /s/ Robert H. Graham
                                           ------------------------
                                           Robert H. Graham, President



      This Amendment has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURES                      TITLE                         DATE
           ----------                      -----                         ----

      /s/ Robert H. Graham          Chairman, Trustee & President
      ------------------------      (Principal Executive Officer)
       (Robert H. Graham)

     /s/ C. Derek Anderson                Trustee
     -------------------------
      (C. Derek Anderson)

      /s/ Frank S. Bayley                 Trustee
     -------------------------
       (Frank S. Bayley)

    /s/ Arthur C. Patterson               Trustee
     -------------------------
     (Arthur C. Patterson)

      /s/ Ruth H. Quigley                 Trustee
     -------------------------
       (Ruth H. Quigley)

       /s/ Dana R. Sutton            Vice President & Treasurer
     -------------------------       (Chief Accounting Officer)
        (Dana R. Sutton)

                                INDEX TO EXHIBITS
                           GLOBAL INVESTMENT PORTFOLIO


Exhibit Number
--------------

(a)(1)      Agreement and Declaration of Trust of Registrant

(b)         Amended and Restated Bylaws of Registrant

(g)(2)      Amendment to Custodian Contract

(j)         Consent of PricewaterhouseCoopers LLP, independent auditors